Exhibit 10.8

May 30, 2017

Equipment Advance - Notice Agreement

Bravo Multinational Incorporated ‘purchaser’ and Centro de Entretenimiento y Diversion Mombacho S A. ‘vendor’

Agree as follows:

As per a Gaming Equipment purchase agreement signed May 4th, 2016, between both parties; a further advancement of 100 gaming machines shall be immediately effective as of this date.

The payment process of this staged advancement ($450,000) shall be as previously agreed: 50% vendor loan ($225,000) and 50% in common stock issuance ($225,000 value) of the purchasers common stock – stock issuance will be based on .70 per share which equals 321,429 common restricted shares.

Date 30th day of May 2017

/s/ Paul Parliament

___________________________________________

Paul Parliament – President

Bravo Multinational Incorporated

Acceptance of Notice Agreement

/s/ Julios Kosta

___________________________________________

Julios Kosta – President

Centro de Entretenimiento y Diversion Mombacho S.A.